Exhibit 3.18
BY-LAWS
OF
GBC INTERNATIONAL, INC.
* * *
ARTICLE I
STOCKHOLDERS
          SECTION 1. PLACE OF HOLDING ANNUAL MEETINGS.—Annual meetings of the stockholders shall be held at the office of the corporation in the City of Northbrook, IL or at such other place or places within or without the State of Nevada as the directors shall from time to time determine.
          SECTION 2. ANNUAL ELECTION OP DIRECTORS.—The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the first Monday of March in each year, commencing in 1980. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall, by plurality vote, elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. At least one-fourth in number of the directors shall be elected annually.
          No change of the time or place of a meeting for the election of directors, as fixed by the By-Laws, shall be made within sixty (60) days next before the day on which such election is to be held. In case of any change in such time or place for such election of directors, notice thereof shall be given to each stockholder entitled to vote, in person or by letter mailed to his last known post office address, ten (10) days before the election is held.
          SECTION 3. VOTING.—Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after six (6) months from its date unless such proxy provides for a longer period which in no case shall exceed seven (7) years. After the first election of directors, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote, as hereinafter provided in Section 4 of Article VI, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by plurality vote except as otherwise provided by the Articles of Incorporation and/or by the laws of the State of Nevada.
          SECTION 4. QUORUM.—The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.
          SECTION 5. ACTION WHICH MAY BF TAKEN WITHOUT MEETING.—Any action, except the election of directors, which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation.
          SECTION 6. ADJOURNMENT OF MEETINGS.—If less than a quorum shall be in attendance at any time for which the meeting shall have been called the meeting may, after a lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled to receive the same, such notice also containing a statement of the purpose of the meeting and that the previous meeting failed for lack of a quorum, and that under the provisions of this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting unless otherwise provided by statute.
          SECTION 7. SPECIAL MEETINGS: HOW CALLED.—Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, and shall be called upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by majority of the directors or by fifty-one percent (51%) in interest of the stockholders entitled to vote or by resolution of the directors.
          SECTION 8. NOTICE OF STOCKHOLDERS’ MEETINGS.—Written or printed notice, stating the place and time of the meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post office address, at least ten (10) days before the meeting in the case of a special meeting.
ARTICLE II
DIRECTORS
          SECTION 1. NUMBER: TERM.—The number of directors shall be Five (5). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify; provided that in the event of failure to hold such meeting or to hold such election at such meeting, it may be held at any special meeting of the stockholders called for that purpose. Directors need not be stockholders.

          SECTION 2. QUORUM.—A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.
          SECTION 3. FIRST MEETING.—The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of a majority of the directors.
          SECTION 4. ELECTION OF OFFICERS.—At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a President, a Treasurer, a Secretary and such other officers as may be deemed necessary, who need not be directors. Such officers shall hold office until the next annual election of officers and until their successors are elected and qualify.
          SECTION 5. REGULAR MEETINGS.—Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
          SECTION 6. SPECIAL MEETINGS: HOW CALLED: NOTICE.—Special meetings of the board may be called by the President or by the Secretary or by any three (3) directors, on two (2) days’ notice to each director.
          SECTION 7. PLACE OF MEETING.—The directors may hold their meetings and have one or more offices, and keep the books of the corporation, outside the State of Nevada, at any office or offices of the corporation or at any other place as they may from time to time by resolution determine.
          SECTION 8. GENERAL POWERS OP DIRECTORS.—The Board of Directors shall have the management of the business of the corporation, and, subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-Laws, may exercise all the powers of the corporation.
          SECTION 9. SPECIFIC POWERS OF DIRECTORS.—Without prejudice to such general powers it is hereby expressly declared that the directors shall have the following powers, to wit:
               (1) To adopt and alter a common seal of the corporation.
               (2) To make and change regulations, not inconsistent with these By-Laws, for the management of the corporation’s business and affairs.
               (3) To purchase or otherwise acquire for the corporation any property, rights, or privileges which the corporation is authorized to acquire.

               (4) To pay for any property purchased for the corporation either wholly or partly in money, stock, bonds, debentures, or other securities of the corporation.
               (5) To borrow money and to make and issue notes, bonds, and other negotiable and transferable instruments, mortgages, deeds of trust, and trust agreements, and to do every act and thing necessary to effectuate the same.
               (6) To remove any officer for cause, or any officer other than the President summarily without cause, and in their discretion from time to time, to devolve the powers and duties of any officer upon any other person for the time being.
               (7) To appoint and remove or suspend such subordinate officers, agents or factors may deem necessary and to determine their duties and fix, and from time to time change their salaries or remuneration, and to require security as and when they think fit.
               (8) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents and factors.
               (9) To determine who shall be authorized on the corporation’s behalf to make and sign bills, notes, acceptances, endorsement, checks, releases, receipts, contracts and other instruments.
               (10) To determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by this corporation.
               (11) To delegate any of the powers of the board in relation to the ordinary business of the corporation to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they think fit.
               (12) To call special meetings of the stockholders for any purpose or purposes.
          SECTION 10. COMPENSATION OF DIRECTORS.—Directors shall not receive any stated salary for their service as directors, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.
ARTICLE III
COMMITTEES
          SECTION 1. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in said resolution or resolutions or in these By-Laws shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation any may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.
          SECTION 2. The committees shall keep regular minutes of their proceedings and report the same to the board when required.
ARTICLE IV
OFFICERS
          SECTION 1. The officers of the corporation, in addition to the directors, shall be a President, a Secretary, a Treasurer and such other officers as may from time to time be elected or appointed by the Board of Directors. Any person may hold two or more offices.
          SECTION 2. PRESIDENT.—The President shall when present preside at all meetings of the directors and act as temporary chairman at, and call to order, all meetings of the stockholders; and he shall have power to call special meetings of the stockholders and directors for any purpose or purposes, appoint and discharge employees and agents of the corporation, and fix their compensation, make and sign contracts and agreements in the name and behalf of the corporation, and, while the directors and/or committees are not in session, he shall have general management and control of the business and affairs of the corporation; he shall see that the books, reports, statements and certificates required by the statute under which this corporation is organized or any other laws applicable thereto are properly kept, made, and filed according to law; and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law.
          SECTION 3. VICE-PRESIDENT.—Vice-President, if any be appointed, shall have such powers and shall perform such duties as shall be assigned to him by the directors.
          SECTION 4. SECRETARY.—The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by a person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

          SECTION 5. TREASURER.—The Treasurer shall have the custody of all funds, securities, evidences of indebtedness, and other valuable documents of the corporation; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, and, whenever required by the President or the directors, he shall render a statement of his cash accounts; he shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation; he shall, unless otherwise determined by the directors, have charge of the original stock books, transfer books, and stock ledgers and act as transfer agent in respect to the stock and securities of the corporation; and he shall perform all of the other duties incident to the office of Treasurer.
ARTICLE V
RESIGNATIONS: FILLING OF VACANCIES:
INCREASE OF NUMBER OF DIRECTORS
          SECTION 1. RESIGNATIONS.—Any director, member of a committee or other officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
          SECTION 2. FILLING OF VACANCIES.—If the office of any director, member of a committee, or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.
          SECTION 3. INCREASE OF NUMBER OF DIRECTORS.-— The number of directors may be increased at any time by the affirmative vote of a majority of the directors (or, by the affirmative vote of a majority in interest of the stockholders), at a special meeting called for that purpose, and by like vote, the additional directors may be chosen at such meeting to hold office until the next annual election and their successors are elected and qualify.
ARTICLE VI
CAPITAL STOCK
          SECTION 1. CERTIFICATE OF STOCK.—Certificates of stock, numbered and with the seal of the corporation affixed, signed by the President or Vice-President, and the Treasurer or Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are signed by a transfer agent, or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.
          SECTION 2. LOST CERTIFICATES.—A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.
          SECTION 3. TRANSFER OF SHARES.—Subject to the restrictions contained in the Articles of Incorporation, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued.
          SECTION 4. CLOSING OF TRANSFER BOORS.—The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion of or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such cases such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.
          SECTION 5. DIVIDENDS.—Subject to the provisions of the Articles of Incorporation, if any, the directors may declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall think conducive to the interest of the corporation.

ARTICLE VII
MISCELLANEOUS PROVISIONS
          SECTION 1. CORPORATE SEAL.—The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation, and the words “Corporate Seal, Nevada”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
          SECTION 2. The fiscal year of the corporation shall commence on January first and shall end December thirty-first.
          SECTION 3. PRINCIPAL OFFICE.—The principal office in the State of Nevada shall be established and maintained at Carson City in Ormsby County, in the State of Nevada.
          SECTION 4. CHECKS, DRAFTS, NOTES.—All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
          SECTION 5. NOTICE.—Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by statute.
          SECTION 6. ACTION AT MEETING NOT REGULARLY CALLED AND WAIVER OF NOTICE.—Whenever all parties entitled to vote at any meeting, whether of directors, trustees, or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary or by presence at such meeting and oral consent entered on the minutes or by taking part in the deliberations at such meeting without objection, the doing of such meeting shall be as valid as if a meeting had been regularly called and noticed, and at such meeting any business may be transacted which is not expected from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders or creditors may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.
          Whenever any notice whatever is required to be given under the provisions of this act, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VIII
AMENDMENTS
          SECTION 1. The power to amend, alter, and repeal these By-Laws and to make new By-Laws shall be vested in the Board of Directors subject to the By-Laws, if any, of the stockholders.

GBC INTERNATIONAL
BY-LAW AMENDMENTS
Effective February 13, 1981
Article I. Section 2. (Revised)
          “Section 2. ANNUAL ELECTION OF DIRECTORS — The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on any date during the period January 1 — May 1 during the year as determined by the Board of Directors and provided that notice of said date be given to the stockholders at least sixty (60) days prior thereto. At each annual meeting, the stockholders entitled to vote shall, by plurality vote, elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. At least one-fourth in number of the directors shall be elected annually.
          “In case of any change in such time or place for such election of directors, notice thereof shall be given to each stockholder entitled to vote, in person or by letter mailed to his last known post office address, ten (10) days before the election is held.”
Article IV. Section 6. (Added)
          “Section 6. ASSISTANT SECRETARY — The Assistant Secretary shall perform all acts and functions of the Secretary when the Secretary is unable to so perform or upon the direction of the Directors.”

GBC INTERNATIONAL, INC.
BY-LAW AMENDMENT
Effective February 13, 2001
Article 11, Section 1. (Revised)
          “Section 1. NUMBER: TERM. —The number of directors shall be two (2). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify; provided that in the event of failure to hold such meeting or to hold such election at such meeting, it may be held at any special meeting of the stockholders called for that purpose. Directors need not be stockholders.”